                                                                   EXHIBIT 99.3

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                           ADMINISTRATION AGREEMENT


                                     AMONG


                   VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST

                                    ISSUER

                                      AND


                                VW CREDIT, INC.

                                 ADMINISTRATOR


                                      AND


                         BANK ONE, NATIONAL ASSOCIATION


                               INDENTURE TRUSTEE




                           DATED AS OF AUGUST [ ], 2000


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


          THIS ADMINISTRATION AGREEMENT is made as of August 1, 2000, among VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, a New York common law trust (the "Issuer"), VW CREDIT, INC., a Delaware corporation, as administrator (the
 ------
"Administrator"), and BANK ONE, a NATIONAL ASSOCIATION, a national banking
 --------------
association, not in its individual capacity but solely as Indenture Trustee
                                                          -----------------
(the "Indenture Trustee").

                             W I T N E S S E T H:

          WHEREAS, the Issuer is issuing the Floating Rate Dealer Loan Backed Notes, Series 2000-1 (the "Series 2000-1 Notes") on the date hereof and may in
                           -------------------
the future issue additional Notes, in each case, pursuant to the Indenture between the Issuer and the Indenture Trustee, as supplemented by the Series 2000-1 Supplement among the Issuer, the Servicer and the Indenture Trustee;

          WHEREAS, the Transferor will hold a Residual Interest in the Trust pursuant to the Trust Agreement;

          WHEREAS, the Issuer has entered into (or assumed) certain agreements in connection with the issuance of the Notes, including (i) the Trust Agreement,
(iii) the Trust Sale and Servicing Agreement, (iv) the Series 2000-1 Supplement and (v) the Indenture;

          WHEREAS, pursuant to the Basic Documents, the Issuer and The Bank of New York, as Owner Trustee, are required to perform certain duties in connection with (i) the Notes, (ii) the Collateral and (iii) the Residual Interest;

          WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Basic Documents as the Issuer and the Owner Trustee may from time to time request; and

          WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

               1.   Certain Definitions.  Certain capitalized terms used in this
                    -------------------
Agreement are defined in and shall have the respective meanings assigned to them in Part I of Appendix A to the Trust Sale and Servicing Agreement dated as of
   ------    ----------
July 1, 2000 among the Issuer, the Transferor and the Servicer (the "Trust
                                                                     -----
Sale and Servicing Agreement").  The rules of construction set forth in Part II
----------------------------                                            -------
of Appendix A to the Trust Sale and Servicing Agreement shall
   ----------
be applicable to this Agreement. All references herein to "the Agreement" or "this Agreement" are to this Administration Agreement, as it may be amended, supplemented or modified from time to time, and all references herein to Sections are to Sections of this Agreement unless otherwise specified.

               2.   Duties of the Administrator.
                    ---------------------------

      (a)      Duties with Respect to the Depository Agreement and the
               --------------------------------------------------------
               Indenture.
               ---------

          (i) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer under the Indenture and any Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and any Depository Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture and any Depository Agreement. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and any Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Indenture including, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

               (A)       the preparation of (or obtaining of) the documents and
                    instruments required for issuance of the Notes (if not prepared or obtained by the Issuer), including the Series Supplement and the Opinion of Counsel to be delivered in connection with the issuance of each series of Notes, the coordination with the holders of any variable funding Note of any borrowings thereunder and all matters relating to such borrowings, and the preparation of (or obtaining of) the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.1);

               (B)       the duty to cause the Note Register to be kept and to
                    give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.4(a) and 2.4(c));

              (C)        the notification of the Indenture Trustee of the final
                    principal payment on the Notes (Section 2.7(c));

              (D)        the preparation, obtaining or filing of the
                    instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.9.);

              (E)        the preparation of Definitive Notes and arranging the
                    delivery thereof (Section 2.12);

              (F)        the maintenance directly or through a third party agent
                    of an office in the Borough of Manhattan, the City of New York, for registration of transfer or exchange of Notes (Section 3.2);

              (G)        the duty to cause newly appointed Paying Agents, if
                    any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3(c));

              (H)        the direction to the Indenture Trustee to deposit
                    monies with Paying Agents, if any, other than the Indenture Trustee (Section 3.3(a));

              (I)        the obtaining and preservation of the Issuer's
                    qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.4);

              (J)        the preparation of all supplements, amendments,
                    financing statements, continuation statements, assignments, certificates, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Trust Estate and advising the Owner Trustee with regard to delivery of documents consisting of "instruments" (Section 3.5);

              (K)       the delivery of the Opinion of Counsel on the Initial
                    Closing Date, in accordance with Section 3.6 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6(a) and 3.9);

              (L)       the identification to the Indenture Trustee in an
                    Officers'

                    Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.7(b));

              (M)       the solicitation of the Indenture Trustee's consent in
                    connection with the proposed waiver, amendment, modification, supplementation or termination of any Basic Documents or any provision thereof (Section 3.7(c));

              (N)       the notification of the Indenture Trustee and the
                    Rating Agencies of a Servicing Default under the Trust Sale and Servicing Agreement and, if such Servicing Default arises from the failure of the Servicer to perform any of its duties under the Trust Sale and Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.7(d));

              (O)       the delivery of an Officer's Certificate and an Opinion
                    of Counsel in connection with the consolidation or merger of the Issuer (Section 3.10(a));

              (P)       the preparation and obtaining of documents and
                    instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.11(b));

              (Q)       the delivery of notice to the Indenture Trustee and the
                    Rating Agencies of each Event of Default under the Indenture, each Servicing Default, any Insolvency Event with respect to the Transferor, each default on the part of the Transferor or the Servicer of their respective obligations under the Trust Sale and Servicing Agreement and each default on the part of VCI or the Transferor of their respective obligations under the Receivables Purchase Agreement (Section 3.19);

              (R)       the monitoring of the Issuer's obligations as to the
                    satisfaction and discharge of the Indenture, the preparation of an Officers' Certificate, the obtaining of the Opinion of Counsel and, if necessary, an Independent Certificate relating thereto (Section 4.1);

              (S)       the compliance with any written directive of the
                    Indenture Trustee with respect to the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.4(a));

              (T)       the preparation of any written instruments required to
                    confirm more fully the authority of any successor trustee, co-trustee or separate trustee and any written instruments necessary in connection with the resignation, appointment or removal of any co-trustee or separate trustee (Sections 6.8, 6.9 and 6.10);

              (U)       the furnishing of the Indenture Trustee with the names
                    and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

              (V)       the preparation and, after execution by the Issuer, the
                    filing with the Commission, if required, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3);

              (W)       the notification of the Indenture Trustee of the
                    listing or delisting of the Notes of any series on any stock exchange, if and when such Notes are so listed or delisted (Section 7.4(a));

              (X)       the opening of one or more accounts in the Issuer's
                    name, the preparation of Issuer Orders and Officer's Certificates and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.2 and 8.3);

              (Y)       the preparation of an Issuer Request and Officer's
                    Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate (Sections 8.4 and 8.5);

              (Z)       the preparation of Issuer Orders and the obtaining of
                    Opinions of Counsel and Officer's Certificates with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

              (AA)      the preparation and execution of new Notes conforming
                    to any supplemental indenture (Section 9.6);

              (BB)       the notification of Noteholders and the Rating Agencies
                    of the redemption of any Notes subject to redemption or the duty to cause the Indenture Trustee to provide such notification (Sections 10.1 and 10.2);

              (CC)       the preparation of all Officer's Certificates, Opinions
                    of Counsel and Independent Certificates, if necessary, with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a));

              (DD)       the preparation and delivery of Officers' Certificates
                    and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(a));

              (EE)       the notification of the Rating Agencies, upon the
                    failure of the Indenture Trustee to give such notification, of the information required pursuant to Section 11.4 (Section 11.4);

              (FF)       the preparation and delivery to the Indenture Trustee
                    of any agreements with respect to alternate payment and notice provisions (Section 11.6); and

              (GG)       the recording of the Indenture, if applicable, and the
                    obtaining of an Opinion of Counsel as required pursuant to
                    Section 11.15 (Section 11.15).

         (ii) The Administrator will perform those payment and indemnity obligations of the Servicer under Section 6.4 of the Trust Sale and Servicing Agreement in the event that the Servicer fails to perform such obligations.


   (b)        Additional Duties.
              -----------------

         (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, tax returns, instruments, certificates, notices and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Basic Documents. Subject to Section 7 of this Agreement, and in
                                     ---------
              accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator. The Administrator shall send a copy to the Owner Trustee of all such documents, filings, tax returns, instruments, certificates, notices or opinions which the Administrator is required to prepare, file or deliver hereunder on behalf of the Issuer.

         (ii) The Administrator shall perform the duties of the Administrator specified in Section 6.10 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

         (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such
                          --------  -------
              transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from Persons that are not Affiliates of the Administrator.

    (C)       Non-Ministerial Matters.
              -----------------------

         (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless, within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

              (A)        the amendment of or any supplement to the Indenture
                    (other than pursuant to or in connection with a Series Supplement);

              (B)        the initiation of any claim or lawsuit by the Issuer
                    and the compromise of any action, claim or lawsuit brought by or against the Issuer;

              (C)        the amendment, change or modification of any of the
                    Basic Documents;

              (D)        the appointment of successor Note Registrars, successor
                    Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

              (E)        the removal of the Indenture Trustee.

        (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Basic Documents, (y) except as provided in Section 2(a)(i)(S) hereof, sell the Trust Estate pursuant to
                 ------------------
     Section 5.4 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

              3.    Successor Servicer and Administrator.  The Issuer shall
                    ------------------------------------
undertake, as promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 7.1 of the Trust Sale and Servicing Agreement, to enforce the provisions of Sections 7.1 and 7.2 of the Trust Sale and Servicing Agreement with respect to the appointment of a successor Servicer. Such successor Servicer shall, upon compliance with Sections 10(e)(ii) and (iii), become the successor Administrator hereunder.

              4.    Records.  The Administrator shall maintain appropriate books
                    -------
of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Transferor at any time during normal business hours.

              5.    Compensation.  As compensation for the performance of the
                    ------------
Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Servicer shall pay the Administrator a monthly fee in the amount of $125.

              6.    Additional Information To Be Furnished to the Issuer.  The
                    ----------------------------------------------------
Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

              7.    Independence of the Administrator.  For all purposes of this
                    ---------------------------------
Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the

Issuer, the Administrator shall have no authority to represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

              8.    No Joint Venture.  Nothing contained in this Agreement (a)
                    ----------------
shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

              9.    Other Activities of Administrator.  Nothing herein shall
                    ---------------------------------
prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person or entity even though such Person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

              10.   Term of Agreement, Resignation and Removal of Administrator.
                    -----------------------------------------------------------

     (a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

     (b)      Subject to Section 10(e), the Administrator may resign its duties
                         -------------
          hereunder by providing the Issuer with at least 60 days' prior written notice.

     (c)       Subject to Section 10(e), the Issuer may remove the Administrator
                          -------------
          without cause by providing the Administrator with at least 60 days' prior written notice.

     (d)       Subject to Section 10(e), at the sole option of the Issuer, the
                          -------------
          Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

          (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice from the Issuer of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

          (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

         (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

          The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 10(d) shall occur, it shall give written
                              -------------
notice thereof to the Issuer and the Indenture Trustee within seven days after the happening of such event.

     (e)      No resignation or removal of the Administrator pursuant to this
          Section 10 shall be effective until (i) a successor Administrator
          ----------
          shall have been appointed by the Issuer, (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder, and (iii) the Rating Agency Condition has been satisfied with respect to such proposed appointment.

              11.   Action upon Termination, Resignation or Removal.  Promptly
                    -----------------------------------------------
upon the effective date of termination of this Agreement pursuant to Section
                                                                     -------
10(a) or the resignation or removal of the Administrator pursuant to Section
-----                                                                -------
10(b) or (c), respectively, the Administrator shall be entitled to be paid all
------------
fees and reimbursable expenses accruing to it to the effective date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 10(a) deliver to the Issuer all property
                             -------------
and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 10(b) or (c), respectively, the Administrator shall
            --------------------
cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

               12.  Notices.  All demands, notices and communications upon or to
                    -------
the Issuer, the Owner Trustee, the Administrator or the Indenture Trustee shall be delivered as specified in Appendix B of the Trust Sale and Servicing Agreement.

               13.  Amendments.
                    ----------

     (a) This Agreement may be amended from time to time with prior notice to the Rating Agencies by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the consent of the Owner Trustee, and without the consent of the Noteholders or the Residual Interestholder, for any of the following purposes:

          (i) to add provisions hereof for the benefit of the Noteholders and Residual Interestholders or to surrender any right or power herein conferred upon the Administrator;

          (ii) to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein;

          (iii) to evidence and provide for the appointment of a successor Administrator hereunder and to add to or change any of the provisions of this Agreement as shall be necessary to facilitate such succession; and

          (iv) to add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or modify in any manner the rights of the Noteholders or the Residual Interestholders; provided, however, that with respect to each
                                --------  -------
               such series or class of Notes or the Residual Interest, such amendment under this Section 13(a)(iv) either (A) shall not, as evidenced by an Opinion of Counsel, materially and adversely affect in any material respect the interest of any such Noteholder or the Residual Interestholder or (B) the Rating Agency Condition shall have been satisfied with respect thereto.

     (b) This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with prior notice to the Rating Agencies and with the written consent of the Owner Trustee, the Holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes as of the close of the immediately preceding Distribution Date, and the Residual Interestholder for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders or the Residual Interestholder; provided, however, that
                                                         --------  -------
          no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, Collections on the Receivables held by the Trust or payments or distributions that are required to be made for the benefit of the Noteholders or the Residual Interestholder (it being understood that the issuance of any Securities and the specification of the terms and provisions thereof pursuant to a Series Supplement (in the case of Notes) or a supplement to the Trust Agreement (in the case of the Residual Interestholder) shall not be deemed to have such effect for purposes hereof), (ii) reduce the percentage of the Holders of Notes or Residual Interestholders which are required to consent to any amendment of this Agreement or (iii) modify or alter any provision of this Section 13, except to provide that certain
                                ----------
          additional provisions of this Agreement and the Basic Documents cannot be modified or waived without the consent of each Noteholder and Residual Interestholder affected thereby, without, in any such case, the consent of the Holders of all the outstanding Notes and the Residual Interestholder.

     (c) Notwithstanding anything contained herein to the contrary, this Agreement may be amended by the parties hereto, but without the consent of any of the Noteholders to add, modify or eliminate such provisions as may be neessary or advisable in order to enable (a) the transfer to Issuer of all or any portion of the Receivables to be derecognized under generally accepted accounting principles ("GAAP"), (b) Issuer to avoid becoming a member of Servicer's consolidated group under GAAP, (c) the Transferor or any Affiliate of the Transferor or any of their Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any acounting rule or principle or (d) the Transferor or Servicer to remove and reassign any Accounts and/or some or all of the Receivables arising therein to the extent such removal and reassignment would be consistent with derecognition under GAAP of the transfer of such Receivables to the Issuer; it being a condition to any such amendment that the Rating Agency Condition shall have been met.

     (d)       Notwithstanding Sections 13(a) and (b), the Administrator may not
                               --------------     ---
          amend this Agreement without the permission of the Transferor, which permission shall not be unreasonably withheld.

               14.  Successors and Assigns.  This Agreement may not be assigned
                    ----------------------
by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition for each then outstanding series of Notes in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that
                                                                   --------
such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of such assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

               15.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                    -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS OR ANY OTHER JURISDICTION'S CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               16.  Headings. The section headings hereof have been inserted for
                    --------
convenience of reference only and shall not define or limit any of the terms or provisions hereof.

               17.  Separate Counterparts.  This Agreement may be executed by
                    ---------------------
the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

               18   Severability of Provisions.  If any one or more of the
                    --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

               19.  Not Applicable to VCI in Other Capacities.  Nothing in this
                    ------------------------------------------
Agreement shall affect any obligation VCI may have in any other capacity.

               20.  Limitation of Liability of Owner Trustee and Indenture
                    ------------------------------------------------------
Trustee.
-------

     (a) Notwithstanding anything contained herein to the contrary, this instrument has been executed by The Bank of New York, not in its individual capacity but solely as Owner Trustee and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Bank One, National Association, not in its individual capacity but solely in its capacity as Indenture Trustee and in no event shall Bank One, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

               21.  Third-Party Beneficiary.  The Owner Trustee is a third-party
                    -----------------------
beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

                                   * * * * *

          IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed by their respective officers as of the day and year first above written.

                              VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST


                              By:  The Bank of New York, not in its
                                   individual capacity, but solely as Owner
                                   Trustee



                              By:   ________________________________________
                              Name:
                              Title:


                              BANK ONE, NATIONAL ASSOCIATION, as Indenture
                              Trustee


                              By:   ________________________________________
                              Name:
                              Title:


                              VW CREDIT, INC., as Administrator



                              By:   ________________________________________
                              Name:
                              Title:


                              By:   ________________________________________
                              Name:
                              Title: